EXECUTION VERSION



                          WARRANT ASSIGNMENT AGREEMENT
                          ----------------------------

     WARRANT ASSIGNMENT AGREEMENT, dated as of April 8, 2004 (this "Assignment"), by and among Xerox Imaging Systems, Inc., a Delaware corporation ("Assignor"); and Warburg Pincus Private Equity VIII, L.P., Warburg Pincus Netherlands Private Equity VIII I C.V., Warburg Pincus Netherlands Private Equity VIII II C.V., and Warburg Pincus Germany Private Equity VIII K.G. (collectively, "Assignees"); and, solely for purposes of Sections 3(a) and 4 of this Assignment, ScanSoft, Inc., a Delaware corporation formerly known as Visioneer, Inc. (the "Company").

                                R E C I T A L S:
                                ----------------

     WHEREAS, on March 2, 1999, the Company issued to Xerox Corporation, a Delaware corporation ("Xerox"), a warrant (the "Warrant") to purchase shares of common stock, par value $.001 per share (the "Common Stock"), of the Company as provided in such Warrant;

     WHEREAS, Assignor is a wholly-owned subsidiary of Xerox;

     WHEREAS, pursuant to that certain Warrant Assignment, dated as of March 18, 2004, Xerox assigned to Assignor all of Xerox's right, title and interest in, to and under the Warrant;

     WHEREAS, Assignor, Assignees and the Company are parties to that certain Securities Purchase Agreement, dated March 19, 2004 (the "Purchase Agreement"), pursuant to which, among other things, Assignor agreed to sell, transfer, convey and assign to Assignees, and Assignees agreed to purchase from Assignor, the Warrant; and

     WHEREAS, in connection with the Purchase Agreement, Assignor desires to assign to Assignees all of Assignor's right, title and interest in, to and under the Warrant;

     NOW THEREFORE, in consideration of the foregoing premises and the covenants and promises set forth in this Assignment, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby expressly acknowledged, the parties hereto hereby agree as follows:

     1. Assignment of Warrant. Assignor hereby assigns, transfers, conveys and delivers absolutely unto Assignees all of Assignor's right, title and interest in, to and under the Warrant.

     2. Certain Representations and Warranties of Assignor. Assignor hereby represents and warrants to each Assignee that Assignor:

     (a) has full legal right, power and authority to execute, deliver, and perform its obligations under this Assignment in accordance with their terms, and the execution, delivery and performance of this Assignment by Assignor and the consummation by Assignor of the transactions contemplated hereby have been duly authorized by all necessary action on behalf of Assignor, and this Assignment has been duly executed and delivered by Assignor and constitutes


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a legally valid and binding agreement of Assignor, enforceable against Assignor in accordance with its terms; and

     (b) from and after the date of the Purchase Agreement, has not, directly or indirectly, exercised or permitted the exercise (in whole or in part) of the Warrant.

     3. Certain Acknowledgements and Agreements.

     (a) Company. The Company:

          (i) hereby acknowledges and agrees to the assignment of the Warrant to Assignees as contemplated by this Assignment and, from and after the date hereof, the Company shall treat Assignees as the holders of the Warrant so as to purchase such number of shares of Common Stock underlying the Warrant set forth opposite their respective names on Schedule I to the Purchase Agreement for all purposes thereunder (notwithstanding any provision in the Warrant, including but not limited to Sections 5 and 9.2 thereof, to the contrary); and

          (ii) upon the request of Assignees, together with their delivery to the Company of the Warrant, shall cancel the Warrant and, in replacement thereof, issue to Assignors one or more warrants (of like tenor to the Warrant) to purchase such number of shares of Common Stock for which the Warrant is then exercisable.

     (b) Assignor. Assignor hereby acknowledges and agrees that, from and after the date hereof, the Company shall treat Assignees as the holders of the Warrant so as to purchase such number of shares of Common Stock underlying the Warrant set forth opposite their respective names on Schedule I to the Purchase Agreement for all purposes thereunder (notwithstanding any provision in the Warrant, including but not limited to Sections 5 and 9.2 thereof, to the contrary).

     4. Miscellaneous.

     (a) Further Assurances. At any time and from time to time after the date hereof, at the request of Assignees, and without further consideration, each of Assignor and the Company shall execute and deliver such other instruments of transfer, conveyance, assignment and confirmation and take such other action as Assignees may reasonably request in order to more effectively transfer, convey and assign to Assignees, or to recognize the transfer, conveyance and assignment to Assignees of, all of Assignor's right, title and interest in, to and under the Warrant as provided herein.

     (b) Binding Agreement. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     (c) Severability. Whenever possible, each provision of this Assignment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Assignment is held by a court of competent jurisdiction to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise affecting any other provision of this Assignment.

     (d) Captions; Headings. The captions and headings used in this Assignment are for convenience of reference only and do not constitute a part of this Assignment and shall not be deemed to limit, characterize or in any way affect any provision of this Assignment, and all provisions of this Assignment shall be enforced and construed as if no caption or heading had been used herein.

     (e) Entire Agreement. This Assignment and the Purchase Agreement constitute the entire agreement, and supercede any prior understandings, agreements or arrangements (whether written or oral), by or between the parties hereto with respect to the subject matter hereof.

     (f) Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to any choice of law or conflict of law provision thereof).

     (g) Counterparts. This Assignment may be executed in multiple counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.



                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Warrant Assignment Agreement to be duly and properly executed as of the date and year first written above.



                                   ASSIGNOR
                                   --------

                                   XEROX IMAGING SYSTEMS, INC.



                                    By:  /s/ Michael Johnston
                                         --------------------
                                         Name:   Michael Johnston
                                         Title:  Chairman, President and
                                                 Treasurer



                                   ASSIGNEES
                                   ---------

                                   WARBURG PINCUS PRIVATE EQUITY VIII, L.P.

                                   By:  WARBURG PINCUS & CO.,
                                        its General Partner



                                   By:  /s/ Scott A. Arenare
                                        --------------------
                                        Name:   Scott A. Arenare
                                        Title:  Partner



                                   WARBURG PINCUS NETHERLANDS PRIVATE EQUITY
                                       VIII I C.V.

                                   By:  WARBURG PINCUS & CO.,
                                        its General Partner



                                   By:  /s/ Scott A. Arenare
                                        --------------------
                                        Name:   Scott A. Arenare
                                        Title:  Partner

                                   WARBURG PINCUS NETHERLANDS PRIVATE EQUITY
                                       VIII II C.V.

                                   By:  WARBURG PINCUS & CO.,
                                        its General Partner



                                   By:  /s/ Scott A. Arenare
                                        --------------------
                                        Name:   Scott A. Arenare
                                        Title:  Partner



                                   WARBURG PINCUS GERMANY PRIVATE EQUITY
                                       VIII, K.G.

                                   By:   WARBURG PINCUS & CO.,
                                         its General Partner



                                   By:  /s/ Scott A. Arenare
                                        --------------------
                                        Name:   Scott A. Arenare
                                        Title:  Partner



                                   COMPANY
                                   -------

                                   SCANSOFT, INC.



                                   By:  /s/ David A. Gerth
                                        ------------------
                                        Name:   David A. Gerth
                                        Title:  Chief Financial Officer